UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Sale of New 2023 Notes – Note Purchase Agreement, Exchange Agreements and Indenture

On July 20, 2020, Teligent, Inc. (the “Company”) completed the sale and issuance of $13.8 million aggregate principal amount of 9.5% Series C Senior Secured Convertible Notes due 2023 (the “New 2023 Notes”) pursuant to a Note Purchase Agreement (the “Purchase Agreement”), dated July 20, 2020, between the Company and each purchaser of New 2023 Notes (the “Purchasers”). After taking into account an original issue discount and other fees payable to the Purchasers (including fees payable in the form of additional New 2023 Notes), the Company expects to receive net cash proceeds of approximately $10.0 million, which the Company expects to use for general corporate purposes.

The Company also issued approximately $32.3 million in aggregate principal amount of New 2023 Notes in exchange for approximately $35.9 million in aggregate principal amount, plus accrued but unpaid interest thereon, of the Company’s outstanding 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “Series B Convertible Notes”), giving effect to a 10% discount on the principal amount of Series B Convertible Notes so exchanged, pursuant to an Exchange Agreement (the “Series B Exchange Agreement”), dated July 20, 2020, between the Company and the holders of Series B Convertible Notes party thereto (each, a “Series B Exchanging Noteholder”). In addition, the Company issued approximately $3.7 million in aggregate principal amount of New 2023 Notes in exchange for approximately $8.2 million in aggregate principal amount, plus accrued but unpaid interest thereon, of the Company’s outstanding 4.75% Convertible Senior Notes due 2023 (the “Series A Convertible Notes”), giving effect to a 55% discount on the principal amount of Series A Convertible Notes so exchanged, pursuant to an Exchange Agreement (the “Series A Exchange Agreement” and, together with the Series B Exchange Agreement, the “Exchange Agreements”), dated July 20, 2020, between the Company and the holders of Series A Convertible Notes party thereto (the “Series A Exchanging Noteholders” and, together with the Series B Exchanging Noteholders, the “Exchanging Noteholders”).

The New 2023 Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 20, 2020, among the Company, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Purchase Agreement and the Exchange Agreements contain customary representations, warranties and covenants by and from the Company, the Purchasers and the Exchanging Noteholders.

Interest on the New 2023 Notes accrues at the rate of 9.5% per annum and is payable in kind and capitalized with principal semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2020. The New 2023 Notes will mature on March 30, 2023, unless earlier converted or repurchased. The New 2023 Notes are subordinate to the indebtedness under the Senior Credit Facilities (as defined below).

In connection with the issuance of the New 2023 Notes, the Company, certain of the Company’s material U.S. subsidiaries (the “Guaranteeing U.S. Subsidiaries”) and the Collateral Agent entered into a security agreement (the “U.S. Security Agreement”), pursuant to which the Company and the Guaranteeing U.S. Subsidiaries granted a third lien security interest in substantially all of their respective assets. Teligent Canada Inc., a subsidiary of the Company organized under the laws of the Province of British Columbia (“Teligent Canada”) and the Collateral Agent also entered into a security agreement (the “Canadian Security Agreement”), pursuant to which Teligent Canada Inc. granted a third lien security interest in substantially all of its assets. The security interests granted by the Company, the Guaranteeing U.S. Subsidiaries and Teligent Canada under the U.S. Security Agreement and Canadian Security Agreement, respectively, are subordinate to the security interests granted to the agents under the Senior Credit Facilities (as defined below).

Holders of the New 2023 Notes (the “Noteholders”) are entitled to convert principal and accrued, unpaid interest on the Notes into, at the Company’s election, cash, shares of the Company’s common stock (the “Common Stock”), or a combination thereof, subject to certain limitations. The New 2023 Notes are convertible at an initial conversion price per share of Common Stock equal to $2.78, subject to adjustment under certain circumstances. The initial conversion price represents a conversion premium of 20% to the average daily volume weighted average price of the Company's common stock for the ten consecutive trading day period ended and including July 17, 2020. The New 2023 Notes are not redeemable by the Company, but the Company has the right to force conversion of the New 2023 Notes if the Company’s per-share stock price exceeds the conversion price of the New 2023 Notes by 100% for a period of time after January 1, 2022, by 75% for a period of time after July 1, 2022, and by 50% for a period of time after January 1, 2023.

The New 2023 Notes provide for customary events of default. In the case of certain events of default, either the Trustee or Noteholders holding no less than 25% of the aggregate principal amount outstanding under the New 2023 Notes may declare all of the outstanding principal amount of the New 2023 Notes and accrued and unpaid interest, if any, to be immediately due and payable. Upon certain events of bankruptcy, insolvency, or reorganization of the Company or certain of its subsidiaries, the outstanding principal amount of the New 2023 Notes and accrued and unpaid interest, if any, will become automatically immediately due and payable.

Under the Indenture, the Company has agreed to use its commercially reasonable best efforts to obtain the approval of its stockholders that is required under applicable Nasdaq rules and regulations to permit holders of the New 2023 Notes to beneficially own shares of Common Stock without being subject to the Nasdaq Change of Control Cap (as defined in the Indenture). In the event that the Company has not obtained such stockholder approval at an annual or special meeting of its stockholders on or before October 31, 2020, holders of a majority in aggregate principal amount of outstanding New 2023 Notes may elect to increase the interest rate payable on the New 2023 Notes to 18.0% per annum until such stockholder approval is obtained, which will continue to be paid in kind in the form of additional principal with respect to any applicable period in which the increased interest rate remains in effect.

In connection with the issuance of the New 2023 Notes, until such time as neither (x) the client funds or accounts (such funds and accounts, collectively, the "Nantahala Accounts") under the management of Nantahala Capital Management, LLC (“Nantahala”), nor (y) the client funds or accounts (such funds and accounts, collectively, the "Silverback Accounts" and, together with the Nantahala Accounts, the "Accounts") under the management of Silverback Asset Management, LLC (“Silverback” and, together with Nantahala, the “Managers”) beneficially own at least thirty-five percent (35%) of the aggregate principal amount of the New 2023 Notes issued to such Accounts on the Closing Date (including, without limitation, New 2023 Notes issued under the Exchange Agreements), the Accounts shall be entitled to have one individual (the “Board Observer”) present (whether in person or by telephone) at all physical and telephonic meetings of the Company’s Board of Directors. The Board Observer shall not be entitled to vote at such meetings. Each Manager, on behalf of their respective Accounts, has the right to notify the Company in writing of the identity of the Board Observer (subject to the prior written consent of the other Manager which will have been delivered to the Company). The Board Observer may be changed by either Manager, on behalf of their respective Accounts, upon notice thereof to the Company (and subject to the prior written consent of the other Manager which will have been delivered to the Company).

The foregoing descriptions of the Purchase Agreement, the Exchange Agreements, the Indenture and the New 2023 Notes do not purport to be complete and each is qualified in its entirety by reference to the Form of Purchase Agreement, Series A Exchange Agreement, Series B Exchange Agreement, the Indenture, and the Form of Note, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment of Senior Credit Facilities

On July 20, 2020, the Company entered into (i) a Consent and Amendment No. 3 to First Lien Revolving Credit Agreement (the “First Lien Amendment”), amending that certain First Lien Revolving Credit Agreement, dated December 13, 2018, by and among the Company, as a borrower, Teligent Canada, as a borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and ACF Finco I LP, as administrative agent and collateral agent for the lenders (as amended, including by the First Lien Amendment, the “First Lien Credit Agreement”), and (ii) a Consent and Amendment No. 5 to Second Lien Credit Agreement (the “Second Lien Amendment”), amending that certain Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Ares Capital Corporation, as administrative agent and collateral agent for the lenders (as amended, including by the Second Lien Amendment, the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Senior Credit Facilities”).

The First Lien Amendment amends the First Lien Credit Agreement to, among other things, (i) permit the issuance of the New 2023 Notes and the other transactions contemplated by the Indenture, (ii) modify the terms of certain mandatory prepayments, (iii) modify certain negative covenants and (iv) modify certain financial covenants, each as further described in the First Lien Amendment which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The Second Lien Amendment amends the Second Lien Credit Agreement to, among other things, (i) permit the issuance of the New 2023 Notes and the other transactions contemplated by the Indenture, (ii) modify the terms of certain mandatory prepayments, (iii) modify certain negative covenants, (iv) modify certain financial covenants and (v) extend the time period in which the Company may elect to pay interest in kind, each as further described in the Second Lien Amendment which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the terms of the First Lien Amendment and Second Lien Amendment does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of such First Lien Amendment and Second Lien Amendment, which are attached hereto as Exhibit 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

In connection with the transactions contemplated by the Second Lien Amendment, on July 20, 2020, the Company issued to the lenders party to the Second Lien Credit Agreement certain warrants to purchase shares of the Company’s common stock (collectively, the “Warrants”). The Warrants are exercisable for up to, in the aggregate, 134,667 shares of the Company’s common stock at an exercise price of $0.01 per share of common stock. The Warrants are immediately exercisable upon issuance and will remain exercisable, in whole or in part, for a period of five years from the original issuance date of the Warrants.

The number of shares issuable upon the exercise of the Warrants is subject to customary adjustments upon the occurrence of certain events, including (i) payment of a dividend or distribution to holders of shares of the Company’s common stock payable in shares of the Company’s common stock, (ii) a subdivision, capital reorganization or reclassification of the Company’s common stock or (iii) a merger, sale or other change of control transaction.

The foregoing summary of the terms of the Warrants does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Warrants, a form of which is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Sale of New 2023 Notes – Note Purchase Agreement, Exchange Agreements and Indenture” is incorporated herein by reference.

The Company offered and sold the New 2023 Notes for cash in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder. The Company effected the exchange of New 2023 Notes in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. Neither the New 2023 Notes nor the shares of Common Stock issuable upon conversion of the New 2023 Notes have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events

On July 20, 2020, the Company issued a press release announcing the issuance and sale of the New 2023 Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the sale of the New 2023 Notes, the Company disclosed the following information in certain presentations made by the Company’s management to prospective purchasers of New 2023 Notes. All of the information set forth below is based upon management estimates and certain other assumptions available to and made by the Company’s management at the time such disclosures were made.

Cash Flow and Liquidity Matters

The Company estimates that cash collected globally for the quarter ended June 30, 2020 will be approximately $10.9 million.

As described above, the First Lien Amendment and the Second Lien Amendment amend the First Lien Credit Agreement and Second Lien Credit Agreement, respectively, to decrease the required minimum Liquidity (as defined in the Senior Credit Facilities) of the Company and its subsidiaries, on a consolidated basis, to $3.0 million. The Company anticipates being in compliance with the minimum Liquidity covenant at and as of December 31, 2020.

The Company anticipates that it will return to being cash flow positive in the first quarter of 2021.

The forecasted information in respect of the Company’s anticipated cash collections for the three months ending June 30, 2020 is subject to change following the closing of the Company’s financial results for the second quarter of 2020 and finalization of quarter-end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance, with respect to the forecasted information. The Company does not expect to disclose publicly whether its expectations with respect to any of the matters set forth above have changed or to update its expectations, other than through the release of actual results in the ordinary course of business. Actual results may vary materially. Accordingly, you should not place undue reliance on the Company’s projections with respect to the matters set forth above. See “Cautionary Note Concerning Forward-Looking Statements” for additional information in respect of these forward-looking statements.

Outlook for Three Months Ending September 30, 2020 and December 31, 2020

Three Months Ending September 30, 2020

For the three months ending September 30, 2020, the Company is forecasting (i) revenue of approximately $13.5 million, (ii) an operating loss of approximately $3.9 million, (iii) negative EBITDA of approximately $2.2 million and (iv) negative Adjusted EBITDA of approximately $1.8 million.

Three Months Ending December 31, 2020

For the three months ending December 31, 2020, the Company is forecasting (i) revenue of approximately $15.5 million, (ii) an operating loss of approximately $3.1 million, (iii) negative EBITDA of approximately $0.7 million and (iv) negative Adjusted EBITDA of approximately $0.4 million.

EBITDA, as defined by the Company, is calculated as follows: net loss plus (i) depreciation expense; (ii) amortization of intangibles; (iii) impairment charges; (iv) interest expense and other expenses, net; (v) amortization of debt issuance costs, debt discounts and debt extinguishment and (vi) provision for income taxes. Adjusted EBITDA, as defined by the Company, is calculated as follows: EBITDA plus (i) foreign currency exchange loss; (ii) changes in the fair value of derivatives and (iii) non-cash stock-based compensation expense. EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP.

The information included above in respect of the Company’s forecasts of certain future operating results is subject to a number of uncertainties and risks based on the relevant assumptions and expectations, including those described below in “Cautionary Note Concerning Forward-Looking Statements”. Specifically, there is a high level of uncertainty associated with the COVID-19 pandemic and the effects thereof on the Company’s future performance and results of operations. Any of these risks or uncertainties, including in respect of the COVID-19 pandemic, could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the Company’s forecasts above. The above forecasts should not be construed as financial guidance and should not be relied upon as such.

Cautionary Note Concerning Forward-Looking Statements

The estimates, projections and certain of the other statements contained in this Current Report on Form 8-K, including, without limitation, the information contained under Item 8.01 of this Current Report on Form 8-K, are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including statements concerning the financing transactions described herein, future results, operations, outlooks, plans, goals, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements include those statements that relate to the issuance and sale of the New 2023 Notes, the Company’s estimated operating results and the Company’s outlook (including, without limitation, the information contained under Item 8.01 of this Current Report on Form 8-K), including, but not limited to, statements regarding the expected amount of net proceeds from the sale of New 2023 Notes, the expected use of net proceeds from the sale of New 2023 Notes, the Company’s estimated cash collections for the three months ended June 30, 2020, the Company’s expectation that it will return to being cash flow positive in the first quarter of 2021, the Company’s expectation of being in compliance with the minimum liquidity covenant in the First Lien Credit Agreement and Second Lien Credit Agreement at and as of December 31, 2020, and the Company’s forecasted revenue, operating loss, EBITDA and Adjusted EBITDA for each of the three months ending September 30, 2020 and December 31, 2020. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the Company’s forward-looking statements. This note contains important cautionary statements of the known factors that the Company considers could materially affect the accuracy of the Company’s forward-looking statements and adversely affect the Company’s business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company's future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: the Company’s inability to meet its debt service obligations or comply with covenants in its financing documents; the Company’s inability to meet current or future regulatory requirements in connection with existing or future ANDAs; the Company’s inability to achieve profitability; the Company’s failure to obtain FDA approvals as anticipated; the Company’s inability to execute and implement the Company’s business plan and strategy; the potential lack of market acceptance of the Company’s products; the Company’s inability to protect the Company’s intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and the Company’s inability to successfully complete future product acquisitions. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, the Company expressly disclaims any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of July 20, 2020, by and among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Agent
4.2	Form of Note (included in Exhibit 4.1)
4.3	Form of Warrant, dated July 20, 2020, by and among the Company and the lenders party thereto
10.1	Form of Purchase Agreement, dated as of July 20, 2020, between the Company, certain of its subsidiaries and the purchasers party thereto
10.2	Exchange Agreement, dated as of July 20, 2020, between the Company, certain of its subsidiaries and the exchanging holders of Series A Convertible Notes party thereto
10.3	Exchange Agreement, dated as of July 20, 2020, between the Company, certain of its subsidiaries and the exchanging holders of Series B Convertible Notes party thereto
10.4	Consent and Amendment No. 3 to First Lien Credit Agreement, dated as of July 20, 2020, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and ACF Finco I LP, as Administrative Agent
10.5	Consent and Amendment No. 5 to Second Lien Credit Agreement, dated as of July 20, 2020, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and Ares Capital Corporation, as Administrative Agent
99.1	Press release, dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: July 20, 2020	By:	/s/ Damian Finio
		Name:	Damian Finio
		Title:	Chief Financial Officer